As filed with the Securities and Exchange Commission on February 16, 2007
Registration No. 333-127070
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DECORIZE, INC.
(Name of small business issuer in its charter)

Delaware	5020	43-1931810
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1938 East Phelps
Springfield, Missouri 65802
(417) 879-3326
(Address and telephone number of principal executive offices and principal place of business)

Steve Crowder
President and Chief Executive Officer
1938 East Phelps
Springfield, Missouri 65802
(417) 879-3326
(Name, address and telephone number of agent for service)

Copy to:
Lance M. Hardenburg
Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
(214) 953-0053

Approximate date of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check this box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Decorize, Inc. (the “Company”) hereby deregisters 19,273,320 shares of the Company’s Common Stock. An aggregate of 19,273,320 shares were registered for sale on behalf of certain stockholders of the Company. As of the close of business on February 15, 2007, the offering was terminated and no shares of Common Stock had been sold by the selling stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, in the City of Springfield, State of Missouri on February 16, 2007.

DECORIZE, INC.

By:	/s/ Steve Crowder
Steve Crowder
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Steve Crowder	President, Chief Executive Officer and	February 16, 2007
Steve Crowder	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	Executive Vice President	February 16, 2007
James K. Parsons

*	Vice President	February 16, 2007
J. Michael Sandel

*	Director	February 16, 2007
Richard B. Chalker

*	Director	February 16, 2007
Steven W. Fox

*	Director	February 16, 2007
Marwan M. Atalla

*By:	/s/ Steve Crowder
Steve Crowder as Attorney-in-fact